Exhibit 99.1
FOR IMMEDIATE RELEASE

SLEEP NUMBER ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2021 RESULTS

•Fourth-quarter demand increased high-single digits over prior-year demand (adjusted for extra fiscal week last year); a late receipt of semiconductor components from a large global supplier delayed more than $125 million of delivered net sales
•Full-year net sales grew to a record $2.18 billion with full-year diluted earnings per share (EPS) of $6.16
•Generated record operating cash flows of $300 million for the year and full-year ROIC of 27.6%
•Provides 2022 outlook for a 10-15% increase in diluted EPS versus 2021, including constrained first quarter

MINNEAPOLIS – (February 23, 2022) – Sleep Number Corporation (Nasdaq: SNBR) today reported results for the year ended January 1, 2022.

“Strong demand for Sleep Number’s 360 smart beds again drove record earnings in 2021, even with pandemic-induced global supply chain disruptions,” said Shelly Ibach, President and CEO. “The fourth quarter proved to be the most challenging as we received semiconductor components too late in December to fulfill our planned deliveries. Global electronics supplies remain constrained in the near-term, while demand for our 360 smart beds remains strong, reflecting increased consumer engagement and referrals from more than two million connected smart sleepers. We continue to focus on delivering long-term stakeholder value to build upon our 5-year EPS CAGR of 41% through 2021.”

Fourth Quarter Overview
•Net sales decreased 13% to $492 million (-7% adjusted); with a late December receipt of semiconductor components constraining delivered net sales by more than $125 million (about two and half weeks of deliveries)
•Diluted EPS of $0.47 for the fourth quarter, compared to $2.19 for the same period last year, or $1.89 excluding the 53rd week
•Fiscal 2020 included a 53rd week in the fourth quarter, which we estimate added approximately $41 million in net sales, $11.2 million in operating income and $0.30 of diluted EPS

Full Year Overview
•Net sales increased 18% (+20% adjusted) to $2.18 billion in 2021, including a 17% comparable sales gain; up 29% compared to 2019
•Gross profit increased 14% (+17% adjusted) to $1.32 billion, or 60.4% of net sales, while offsetting significant input cost increases with pricing actions and efficiency gains; up 25% compared to 2019
•Operating income increased 5% (+11% adjusted) to $194 million; up 73% compared to 2019
•Diluted EPS increased 26% (+34% adjusted) to a record $6.16; up 128% compared to 2019

Cash Flows and Liquidity Review
•Generated $300 million in net cash from operating activities, up 7% versus last year and 59% higher than 2019
•Invested $67 million in capital expenditures and repurchased $364 million of Sleep Number stock during 2021
•Leverage ratio of 2.6x EBITDAR at the end of 2021
•Return on invested capital (ROIC) of 27.6% for the year, up 260 bp versus prior year and nearly four times our weighted-average cost of capital

Financial Outlook
The company expects full-year 2022 diluted EPS to increase 10 to 15% versus 2021. The outlook for 2022 assumes continued global electronics supply constraints with the greatest impact expected in the first quarter. Accordingly, the 2022 outlook assumes first quarter EPS of 30 to 40 cents with EPS growth of approximately 80% expected for the last nine months of the year. The company anticipates 2022 capital expenditures of $70 million to $80 million.

Sleep Number Announces Fourth-quarter and Full-year 2021 Results - Page 2 of 9
Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EST (4 p.m. CST; 2 p.m. PST) today. To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation

Individuality is the foundation of Sleep Number. Our purpose driven company is comprised of over 5,000 passionate team members who are dedicated to our mission of improving lives by individualizing sleep experiences. We have improved nearly 14 million lives and are positively impacting society’s wellbeing through higher-quality sleep.

Our award-winning 360® smart beds are informed by science. They learn from over one billion sleep sessions of highly-accurate, real-world sleep data – the cumulation of almost 14 billion hours’ worth - to automatically adjust to each sleeper and provide effortless comfort and proven quality sleep. Our 360 smart beds deliver individualized sleep health reports and insights, including a daily SleepIQ® score, and are helping to advance meaningful sleep health solutions by applying sleep science and research.

For life-changing sleep, visit SleepNumber.com or one of our 650 Sleep Number® stores. More information is available on our newsroom and investor relations sites.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance, such as the company’s expectations for full-year 2022 diluted EPS and capital expenditures, are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; risks inherent in outbreaks of pandemics or contagious disease, including the COVID-19 pandemic; risks inherent in global-sourcing activities, including tariffs, outbreaks of pandemics or contagious diseases, such as the COVID-19 pandemic, strikes and the potential for shortages in supply or disruption or delay of production and delivery of materials and products in our supply chain; risks of disruption in the operation of any of our main manufacturing, distribution, logistics, home delivery, product development, or customer service facilities or operations; our manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and third parties and our ability to maintain relationships with key suppliers or third parties, including several sole-source suppliers or service providers; rising commodity costs and other inflationary pressures; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our Total Retail distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line, and consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products and the adequacy of our intellectual-property rights to protect our products and brand from competitive or infringing activities; claims that our products, processes, advertising, or trademarks infringe the intellectual-property rights of others; availability of attractive and cost-effective consumer credit options; increasing government regulation; pending or unforeseen litigation and the potential for adverse publicity associated with litigation; the adequacy of our and third-party information systems to meet the evolving needs of our business and existing and evolving risks and regulatory standards applicable to data privacy and cybersecurity; the costs and potential disruptions to our business related to upgrading or maintaining our information systems; the vulnerability of our and third party information systems to attacks by hackers or other cyber threats that could compromise the security of our systems, result in a data breach or disrupt our business; environmental risks, including increasing environmental regulation and the broader impacts of climate change such as from weather-related events; and our ability to attract, retain and motivate qualified management, executive and other key team members, including qualified retail sales professionals and managers. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #
Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com
Media Contact: Julie Elepano; (414) 732-9840; julie.elepano@sleepnumber.com

Sleep Number Announces Fourth-quarter and Full-year 2021 Results - Page 3 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Thirteen Weeks Ended		Fourteen Weeks Ended
	January 1, 2022	% of Net Sales	January 2, 2021	% of Net Sales
Net sales	$491,984	100.0%	$567,896	100.0%
Cost of sales	212,260	43.1%	211,997	37.3%
Gross profit	279,724	56.9%	355,899	62.7%
Operating expenses:
Sales and marketing	220,236	44.8%	221,712	39.0%
General and administrative	29,924	6.1%	47,084	8.3%
Research and development	14,907	3.0%	12,511	2.2%
Total operating expenses	265,067	53.9%	281,307	49.5%
Operating income	14,657	3.0%	74,592	13.1%
Interest expense, net	1,845	0.4%	813	0.1%
Income before income taxes	12,812	2.6%	73,779	13.0%
Income tax expense	1,671	0.3%	12,420	2.2%
Net income	$11,141	2.3%	$61,359	10.8%

Net income per share – basic	$0.49		$2.28

Net income per share – diluted	$0.47		$2.19

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	22,939		26,960
Dilutive effect of stock-based awards	877		1,100
Diluted weighted-average shares outstanding	23,816		28,060

Sleep Number Announces Fourth-quarter and Full-year 2021 Results - Page 4 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Fifty-Two Weeks Ended		Fifty-Three Weeks Ended
	January 1, 2022	% of Net Sales	January 2, 2021	% of Net Sales
Net sales	$2,184,949	100.0%	$1,856,555	100.0%
Cost of sales	866,102	39.6%	700,555	37.7%
Gross profit	1,318,847	60.4%	1,156,000	62.3%
Operating expenses:
Sales and marketing	905,359	41.4%	771,195	41.5%
General and administrative	161,412	7.4%	158,999	8.6%
Research and development	58,540	2.7%	40,910	2.2%
Total operating expenses	1,125,311	51.5%	971,104	52.3%
Operating income	193,536	8.9%	184,896	10.0%
Interest expense, net	6,245	0.3%	8,924	0.5%
Income before income taxes	187,291	8.6%	175,972	9.5%
Income tax expense	33,545	1.5%	36,783	2.0%
Net income	$153,746	7.0%	$139,189	7.5%

Net income per share – basic	$6.40		$5.03

Net income per share – diluted	$6.16		$4.90

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	24,038		27,665
Dilutive effect of stock-based awards	909		763
Diluted weighted-average shares outstanding	24,947		28,428

Sleep Number Announces Fourth-quarter and Full-year 2021 Results - Page 5 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited - in thousands, except per share amounts)
subject to reclassification

	January 1, 2022	January 2, 2021
Assets
Current assets:
Cash and cash equivalents	$2,389	$4,243
Accounts receivable, net of allowances of $924 and $1,046, respectively	25,718	31,871
Inventories	105,644	81,362
Prepaid expenses	18,953	20,839
Other current assets	54,917	43,489
Total current assets	207,621	181,804
Non-current assets:
Property and equipment, net	195,128	175,223
Operating lease right-of-use assets	371,133	314,226
Goodwill and intangible assets, net	70,468	72,871
Other non-current assets	75,190	56,012
Total assets	$919,540	$800,136
Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$382,500	$244,200
Accounts payable	162,547	91,904
Customer prepayments	129,499	72,017
Accrued sales returns	22,368	24,765
Compensation and benefits	51,240	76,786
Taxes and withholding	22,087	23,339
Operating lease liabilities	72,360	62,077
Other current liabilities	64,177	60,856
Total current liabilities	906,778	655,944
Non-current liabilities:
Deferred income taxes	688	242
Operating lease liabilities	336,192	283,084
Other non-current liabilities	100,835	84,844
Total non-current liabilities	437,715	368,170
Total liabilities	1,344,493	1,024,114
Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 22,683 and 25,390 shares issued and outstanding, respectively	227	254
Additional paid-in capital	3,971	—
Accumulated deficit	(429,151)	(224,232)
Total shareholders’ deficit	(424,953)	(223,978)
Total liabilities and shareholders’ deficit	$919,540	$800,136

Sleep Number Announces Fourth-quarter and Full-year 2021 Results - Page 6 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	January 1, 2022	January 2, 2021
Cash flows from operating activities:
Net income	$153,746	$139,189
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,394	61,563
Stock-based compensation	23,214	21,813
Net loss on disposals and impairments of assets	37	247
Deferred income taxes	446	(3,566)
Changes in operating assets and liabilities:
Accounts receivable	6,153	(11,893)
Inventories	(24,282)	5,703
Income taxes	(3,066)	1,057
Prepaid expenses and other assets	(13,836)	(13,717)
Accounts payable	54,405	(16,755)
Customer prepayments	57,482	37,769
Accrued compensation and benefits	(24,790)	36,825
Other taxes and withholding	1,814	111
Other accruals and liabilities	8,293	21,315
Net cash provided by operating activities	300,010	279,661

Cash flows from investing activities:
Purchases of property and equipment	(66,900)	(37,100)
Proceeds from sales of property and equipment	257	55
Purchase of intangible assets	—	(1,973)
Net cash used in investing activities	(66,643)	(39,018)

Cash flows from financing activities:
Net increase (decrease) in short-term borrowings	145,473	(11,639)
Repurchases of common stock	(382,376)	(235,644)
Proceeds from issuance of common stock	4,441	9,602
Debt issuance costs	(2,759)	(312)
Net cash used in financing activities	(235,221)	(237,993)

Net (decrease) increase in cash and cash equivalents	(1,854)	2,650
Cash and cash equivalents, at beginning of period	4,243	1,593
Cash and cash equivalents, at end of period	$2,389	$4,243

Sleep Number Announces Fourth-quarter and Full-year 2021 Results - Page 7 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Percent of sales:
Retail stores	85.8%	85.3%	87.1%	85.2%
Online, phone, chat and other	14.2%	14.7%	12.9%	14.8%
Total Company	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales [4]	(11%)	12%	19%	(3%)
Online, phone and chat [4]	(11%)	93%	4%	104%
Total Retail comparable sales change [4]	(11%)	19%	17%	6%
Net opened/closed stores, other and 53rd week	(2%)	10%	1%	3%
Total Company	(13%)	29%	18%	9%

Stores open:
Beginning of period	632	596	602	611
Opened	22	10	77	30
Closed	(6)	(4)	(31)	(39)
End of period	648	602	648	602

Other metrics:
Average sales per store ($ in 000's) [1,4]	$3,600	$3,052
Average sales per square foot [1,4]	$1,212	$1,051
Stores > $2 million net sales [2,4]	84%	67%
Stores > $3 million net sales [2,4]	48%	29%
Average revenue per smart bed unit [3]	$5,309	$4,931	$5,102	$4,856

1 Trailing twelve months Total Retail comparable sales per store open at least one year.
2 Trailing twelve months for stores open at least one year (excludes online, phone and chat sales).
3 Represents Total Retail (stores, online, phone and chat) net sales divided by Total Retail smart bed units.
4 Fiscal 2020 included 53 weeks, as compared to 52 weeks in fiscal 2021 and 2019. The additional week in 2020 was in the fiscal fourth quarter. Total Retail comparable sales have been adjusted to remove the estimated impact of the additional week on those metrics.

Sleep Number Announces Fourth-quarter and Full-year 2021 Results - Page 8 of 9
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Net income	$11,141	$61,359	$153,746	$139,189
Income tax expense	1,671	12,420	33,545	36,783
Interest expense	1,844	813	6,245	9,021
Depreciation and amortization	15,434	15,194	59,779	60,783
Stock-based compensation	3,512	6,259	23,214	21,813
Asset impairments	60	42	172	302
Adjusted EBITDA	$33,662	$96,087	$276,701	$267,891

Free Cash Flow
(in thousands)

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Net cash provided by (used in) operating activities	$7,326	$(7,621)	$300,010	$279,661
Subtract: Purchases of property and equipment	17,530	9,026	66,900	37,100
Free cash flow	$(10,204)	$(16,647)	$233,110	$242,561

Calculation of Net Leverage Ratio under Revolving Credit Facility
(in thousands)

	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	January 1, 2022	January 2, 2021
Borrowings under revolving credit facility	$382,500	$244,200
Outstanding letters of credit	3,997	3,997
Finance lease obligations	537	650
Consolidated funded indebtedness	$387,034	$248,847
Capitalized operating lease obligations [1]	610,072	548,749
Total debt including capitalized operating lease obligations (a)	$997,106	$797,596

Adjusted EBITDA (see above)	$276,701	$267,891
Consolidated rent expense	101,679	91,458
Consolidated EBITDAR (b)	$378,380	$359,349
Net Leverage Ratio under revolving credit facility (a divided by b)	2.6 to 1.0	2.2 to 1.0
1A multiple of six times annual rent expense is used as an estimate for capitalizing our operating lease obligations in accordance with our credit facility.

Note - Our Adjusted EBITDA and EBITDAR calculations, Free Cash Flow data and Calculation of Net Leverage Ratio under Revolving Credit Facility are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Fourth-quarter and Full-year 2021 Results - Page 9 of 9
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (ROIC)
(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	January 1, 2022	January 2, 2021
Net operating profit after taxes (NOPAT)
Operating income	$193,536	$184,896
Add: Rent expense [1]	101,679	91,458
Add: Interest income	—	97
Less: Depreciation on capitalized operating leases [2]	(25,592)	(24,001)
Less: Income taxes [3]	(65,216)	(59,387)
NOPAT	$204,407	$193,063

Average invested capital
Total deficit	$(424,953)	$(223,978)
Add: Long-term debt [4]	383,037	244,849
Add: Capitalized operating lease obligations [5]	813,432	731,664
Total invested capital at end of period	$771,516	$752,535

Average invested capital [6]	$739,873	$773,413

Return on invested capital (ROIC) [7]	27.6%	25.0%

1	Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.
2
Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 5) for the respective reporting periods with an assumed thirty-year useful life. This life assumption is based on our long-term participation in given markets though specific retail location lease commitments are generally 5 to 10 years at inception. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

3	Reflects annual effective income tax rates, before discrete adjustments, of 24.2% and 23.5% for 2021 and 2020, respectively.
4	Long-term debt includes existing finance lease liabilities.
5
A multiple of eight times annual rent expense is used as an estimate for capitalizing our operating lease obligations. The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

6	Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.
7	ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.